UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 2, 2015, Empire Resorts, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders in New York, New York for the purposes of (i) electing six directors to serve on the Board of Directors of the Company (each a “Director”) for a one year term that expires at the 2016 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal and (ii) approving the Empire Resorts, Inc. 2015 Equity Incentive Plan (the “Incentive Plan Proposal”).

Below are the voting results for the election of six Directors. All nominees were elected as Directors with the following vote:

Nominee	For	Withheld
Joseph A. D’Amato	33,320,112	97,140
Emanuel R. Pearlman	32,971,869	445,383
Edmund Marinucci	33,319,962	97,290
Gregg Polle	33,032,612	384,640
James Simon	33,079,532	337,720
Nancy A. Palumbo	32,982,561	434,691

Below are the voting results for the Incentive Plan Proposal. The stockholders approved the Incentive Plan Proposal with the following vote:

For	Against	Abstain
32,497,096	866,849	53,307

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2015

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

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